Exhibit 10.13

EXECUTION VERSION

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of August 19, 2014 by and among

TOPS MARKETS, LLC, a New York limited liability company, for itself and as agent (in such capacity, the “Lead Borrower”) for the Borrowers named herein;

The BORROWERS party hereto;

The GUARANTORS party hereto;

The LENDERS party to the Credit Agreement referred to below; and

BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders (as defined below, the “Lenders”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, and the Collateral Agent, among others, have entered into a certain Amended and Restated Credit Agreement dated as of December 14, 2012 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Loan Parties, the Required Lenders and the Administrative Agent desire to modify certain provisions of the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms and Conditions of Credit Agreement. All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meanings as in the Credit Agreement, as applicable.

2.

Representations and Warranties. Each Loan Party hereby represents and warrants that as of the Second Amendment Effective Date, after giving effect to this Amendment, (i) no Default or Event of Default by the Loan Parties exists under the Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) as of such earlier date.

3.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Amendments to Article I.

i.	The provisions of Section 1.01 of the Credit Agreement are hereby amended by adding the following new definitions thereto in appropriate alphabetical order:

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement dated August 19, 2014 by and among the Borrowers, the Guarantors, the Required Lenders and the Agents.

“Second Amendment Effective Date” means August 19, 2014.

ii.	The definition of “Measurement Period” in Section 1.01 of the Credit Agreement is hereby amended by adding to the end thereof the phrase “for which internal financial statements have been delivered or have been required to be delivered hereunder.”

iii.	The definition of “Payment Conditions” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b)(i) thereof in its entirety and by substituting the following in its stead:

“(i) the Borrowers have projected Availability on a Pro Forma Basis for each of the seven (7) Fiscal Periods immediately following such transaction or payment greater than (x) at any time until to the Determination Date, 50% of the Loan Cap, and (y) after the Determination Date, 25% of the Loan Cap,”

iv.	The definition of “Tax Distributions” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Tax Distributions” means Restricted Payments made to a direct or indirect holder of an Equity Interest of a Loan Party in respect of any taxable period in an aggregate amount for all such holders equal to the product of (a) the taxable income of the Loan Parties for such period and (b) the highest combined marginal federal, state and local tax rate applicable to individuals living in New York City, provided that Tax Distributions may be made not more frequently than quarterly with respect to each period for which an installment of estimated tax would be required to be paid by the direct or indirect holders of Equity Interests of the Loan Parties, except that an additional final Tax Distribution may be made after the final taxable income of the Loan Parties has been determined.

b.	Amendments to Section 7.06. The provisions of Section 7.06 of the Credit Agreement are hereby amended as follows:

i.	Subsections (e) and (f) of Section 7.06 of the Credit Agreement are each hereby amended by deleting the term “Restricted Payment Conditions” therein and replacing it with the term “Payment Conditions”.

ii.	Section 7.06 of the Credit Agreement is hereby further amended by deleting the sentence at the end thereof in its entirety and by substituting the following in its stead:

“Notwithstanding the foregoing, from the First Amendment Effective Date until the Determination Date, the Borrowers shall not make any Restricted Payments under Sections 7.06(e) or (f) above other than (i) payment of fees and expenses related to the Tops Holding Acquisition, (ii) Restricted Payments to Tops Holding II Corporation to make payments of interest on the 8.750%/9.500% Senior Notes of Tops Holding II Corporation and (iii) so long as no Event of Default has occurred and is continuing, other Restricted Payments by the Lead Borrower to the Parent (and the Parent may make Restricted Payments to the holders of its Equity Interests in a like amount) in an amount not to exceed $14,000,000 in the aggregate, so long as, with respect to clauses (i) and (ii) above, (x) the Availability Condition has been satisfied and (y) the Consolidated Fixed Charge Coverage Ratio, calculated based upon the most recent Measurement Period, was equal to or greater than 1.00:1.00; provided that after the Determination Date, the foregoing in this sentence shall be of no further force and effect.”

4.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agents:

a.	This Amendment shall have been duly executed and delivered by the Loan Parties and the Required Lenders, and the Administrative Agent shall have received a fully executed copy hereof.

b.	After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing. The Agents and the Lenders hereby acknowledge and agree that to their actual knowledge, no Default or Event of Default has occurred and is continuing as of the date hereof.

5.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

6.	Expenses. The Loan Parties shall reimburse the Agents for all costs, fees and expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees in accordance with the terms of the Credit Agreement.

7.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

8.	Governing Law. This Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

TOPS MARKETS, LLC, as Lead Borrower and as a Borrower

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President & CEO

TOPS PT, LLC, as a Borrower

By:	TOPS MARKETS, LLC, as sole member

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President & CEO

TOPS HOLDING LLC, as a Guarantor

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President & CEO

TOPS GIFT CARD COMPANY, LLC, as a Guarantor

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President & CEO

ERIE LOGISTICS LLC, as a Guarantor

By:	/s/ Frank Curci
Name:	Frank Curci
Title:	President & CEO

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent, and as a Lender

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brent E. Shay
Name:	Brent E. Shay
Title:	Director